EXHIBIT 1

                           SALES DISTRIBUTION AGREEMENT

       THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined below) by and between CARRINGTON LABORATORIES, INC., a Texas corporation and CARRINGTON LABORATORIES BELGIUM N.V., a Belgium corporation, jointly and severally (together hereinafter referred to as "Carrington"), and HENRY SCHEIN U.K. HOLDINGS, LTD., ("Schein").

                            W I T N E S S E T H :

       WHEREAS, Carrington is engaged in the business of developing, manufacturing, selling and distributing certain pharmaceutical products and medical devices and is desirous of establishing a competent and exclusive distribution source for sales of certain products in the United Kingdom (defined in Article 1 hereof as the Territory); and

       WHEREAS, Schein is desirous of distributing such products in the Territory, is well introduced in the market, is willing and able to provide a competent distribution organization in the Territory, and Schein desires to be Carrington's sales distributor for such products in the Territory;

       NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

  Article 1.     Definitions

       1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

       (a)  "Effective Date" shall mean January 1, 1998.

       (b) "Know-how" shall mean secret and substantial technical and scientific information regarding the Products, which may be necessary, useful or advisable to enable Schein to promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to Schein after the Effective Date and during the term of this Agreement.

       (c) "Parties" shall mean Carrington and Schein and "Party" shall mean either of them as the context indicates.

       (d) "Products" shall mean oral care products manufactured by or for Carrington set forth on Exhibit A hereto.

       (e) "Registration" shall mean any official approval, or authorization, or licensing regarding the Products by the appropriate and competent authorities in the Territory, including, if applicable, the Products selling prices and social security approvals, allowing the lawful marketing of the Products.

       (f) "Territory" shall mean the following countries: the United Kingdom and Ireland.

       (g) "Trademarks" shall mean all Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products

  Article 2.     Appointment

       2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints Schein as Carrington's sales distributor in the Territory for the sale of Products, and Schein hereby accepts such appointment. As sales distributor in the Territory, Schein shall, subject to the terms and conditions of this Agreement, have the right to promote, distribute and sell Products in the Territory, but shall have no right to take any such action outside the Territory.

       2.2 In a manner reasonably satisfactory to Carrington, and at Carrington's sole expense, Carrington agrees to make and maintain all declarations, filings, and Registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory.

       2.3 During the term of this Agreement, Schein shall be considered an independent contractor and shall not be considered a partner, employee, agent or servant of Carrington. As such, Schein has no authority of any nature whatsoever to bind Carrington or incur any liability for or on behalf of Carrington or to represent itself as anything other than a sales distributor and independent contractor. Schein agrees to make clear in all dealings with customers or prospective customers that it is acting as a distributor of the Products and not as an agent of Carrington.

       2.4 Nothing in this Agreement shall be construed as giving Schein any right to use or otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

  Article 3.     Certain Performance Requirements

       3.1 Schein agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. Schein will not, under any circumstances, either directly or indirectly through third parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory subject to EC requirements.

       3.2  In order to assure Carrington that Schein is in compliance with
  Article 3.1, Schein agrees that:

       (a) Schein will send to Carrington quarterly sales reports which set forth the number of units and sizes of each Product sold, the net sales, the number of units of free medical samples distributed, and to whom such Products were sold and/or distributed during such quarter;

       (b) Schein will send to Carrington quarterly inventory reports of the Products; and

       (c) Carrington may mark for identification all Products sold by Carrington to Schein hereunder.

       3.3 Schein shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory of which Schein has knowledge from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

       3.4 Schein shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market segments. Schein shall maintain all its inventory of Products clearly segregated and meeting all storage and other standards required by applicable governmental authorities.

       3.5 Schein shall be responsible for and shall collect all VAT and other taxes (excluding license fees) that may be due and owing upon sales by Schein of Products. Upon written request from Schein, Carrington shall provide Schein with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

       3.6 All Products shall be packaged and labeled for sale and delivered by Carrington to Schein subject to and accordance with all local rules and regulations. All Products shall be advertised, marketed, sold and distributed by Schein in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed, and (ii) all other applicable laws, rules and regulations. Schein shall pay all expenses associated with (i) any alterations to the packaging and labeling of the Products which deviate from Carrington s standard packaging materials, designs, methods and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging. The Parties shall agree on minimum production runs for such custom labels.

       3.7 Schein shall not make any alterations or knowingly permit any alterations to be made to the Products without Carrington's written consent.

       3.8 Schein shall assume all responsibility for and comply with all applicable laws, regulations and requirements concerning the inventory, use, promotion, distribution and sale of the Products in the Territory and correspondingly for any damage, claim, liability, loss or expense which Carrington may suffer or incur by reason of said inventory, use, promotion, distribution and sale and shall hold Carrington harmless from any claim resulting therefrom being directed against Carrington or Schein by any third party.

       3.9 Schein agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

       3.10 Schein shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing.

  Article 4.     Sale of Products by Carrington to Schein

       4.1 Subject to the terms and conditions of this Agreement, Carrington shall sell to Schein the Products at a specified price for each Product (the "Contract Price"). For orders placed by Schein during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such exhibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) Schein shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following 12-month period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term. During any twelve (12) month period Carrington reserves the right to change its Contract Price for each Product subject to sixty (60) days notice being given by Carrington to Schein.

       4.2 As consideration for its appointment as a sales distributor entitled to a Product discount, Schein agrees to purchase from Carrington, during each 12-month period of the term of this Agreement, commencing with the 12-month period beginning January 31, 1998 through January, 31, 1999, at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). For the first 12-month period of the term of this Agreement, the targeted, but non-binding for this period only, Specified Minimum Purchase Amount shall be $100,000. The Specified Minimum Purchase Amounts for each subsequent 12-month period shall be determined by mutual agreement of the Parties no later than thirty (30) days prior to the beginning of such period based on Schein's reasonable, good faith projections of future sales growth and such other factors as the Parties may deem relevant.

       4.3 Schein shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders are subject to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice Schein upon shipment of the Products. Unless otherwise agreed, Schein shall pay all invoices in full within ninety (90) days of the date of invoice. Schein shall be solely responsible for all costs in connection with affecting payments. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

       4.4 Carrington shall not be obligated to ship Products to Schein at any time when payment of an amount owed by Schein is overdue or when Schein is otherwise in breach of this Agreement.

       4.5. All shipments shall be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not scheduled prior to ninety (90) days after the dated the Purchase Order is received and acknowledged in writing by Seller, unless by mutual consent of the parties Purchase Orders will be non-cancellable. Schein will issue to Carrington on a monthly basis, a twelve (12) month rolling forecast so that Carrington may incorporate said forecasts into its planning system. The triggering document for production activities is, however, the purchase order, as stated above. Carrington will guarantee delivery dates for Product quantities that vary up to 20% above the last monthly rolling forecast issued prior to the purchase order placed by Schein. Variation above 20% shall be discussed between the Parties and Carrington will use its best efforts to maintain delivery dates requested by Schein.

       4.6 All shipments of Products to Schein will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington's existing distribution policy. All Contract Prices are F.O.B., (invoice price includes seller's expense for delivery to the named destination) Carrington's facility, Irving, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to Schein upon delivery of such Products by Carrington to the carrier designated by Schein at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery.

       4.7 Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at the time of shipment to Schein hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. Schein shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 4.7 or that is inconsistent with the policies or publications of Carrington relating to the Products.

       SCHEIN'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT SCHEIN'S OPTION.

       SCHEIN SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CARRINGTON AND CARRINGTON'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR CONNECTED WITH (i) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS, KNOW-HOW OR TRADEMARKS IN A MANNER RECOMMENDED BY SCHEIN WHICH IS CONTRARY TO CARRINGTON'S WRITTEN OR PUBLISHED REPRESENTATIONS, (ii) ANY BREACH BY SCHEIN OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (iii) ANY ACTS OR OMISSIONS ON THE PART OF SCHEIN OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND SCHEIN S AUTHORIZATION GRANTED HEREIN.

       EXCEPT AS OTHERWISE PROVIDED HEREIN, CARRINGTON SHALL INDEMNIFY AND HOLD HARMLESS SCHEIN AGAINST ANY AND ALL COSTS, CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS OF PRODUCT LIABILITY, WHETHER SOUNDING IN TORT OR IN CONTRACT, LAPSES, DAMAGES, INCLUDING, WITHOUT LIMITATION, ACTUAL DAMAGES, LIABILITIES, LITIGATION, FEES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS FEES AND EXPENSES, INCURRED AS A RESULT OF (i) ANY ALLEGED OR ACTUAL USE OF THE PRODUCTS, OR (ii) ANY BREACH BY CARRINGTON OF ANY OBLIGATION TO SCHEIN, INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED HEREIN, OR (iii) ANY NEGLIGENT OR WILLFUL ACTION OR OMISSION OF CARRINGTON OR ANY OF ITS AGENTS, REPRESENTATIVES, ASSIGNS EMPLOYEES OR SUCCESSORS IN CONNECTION WITH THE MANUFACTURE, DEVELOPMENT, SALE, DISTRIBUTION, STORAGE OR DISPENSING OF THE PRODUCTS, OR (iv) ANY ACTION, INCLUDING, BUT NOT LIMITED TO, AN ACTION FOR THE RECALL OR SEIZURE OF THE PRODUCTS BROUGHT BY ANY COUNTRY AND/OR STATE, PROVINCIAL OR LOCAL AGENCY OR REGULATORY BODY PROVIDED SCHEIN'S ACTIONS OR OMISSIONS DO NOT CAUSE OR CONTRIBUTE TO THE RECALL. THIS INDEMNIFICATION SHALL BE LIMITED TO THE EXTENT THAT ANY ACTION OR LOSS ARISING OUT OF USE OF THE
  PRODUCT IN A MANNER OTHER THAN INTENDED BY CARRINGTON, OR, IN A MANNER REPRESENTED BY SCHEIN WHICH IS NOT IN ACCORDANCE WITH CARRINGTON S WRITTEN RECOMMENDATIONS OR REPRESENTATIONS.

       4.8 Credits for defective Products to Schein shall include importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method. Carrington shall provide Schein with a copy of its liability Insurance Certificate and shall include Schein thereunder.

  Article 5.     Term and Termination

       5.1 The term of this Agreement shall be for a period of ten years from the effective date of this Agreement. After such term, this Agreement shall be automatically terminated unless the parties mutually agree in writing to extend the term hereof. Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 6 or as expressly provided elsewhere in this Agreement.

       5.2 Carrington shall have the absolute right to terminate this Agreement if Schein fails to perform or breaches, in any material respect, any material terms or provisions of this Agreement. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by Schein, Schein understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this
  Article 5.2, if:

            (i) Schein fails or refuses to pay to Carrington any sum when due;

            (ii) Schein breaches any provision of Article 2.2, 3.4, 4, 4.3, 4.7, 6 or 7; or,

            (iii)     Schein   fails  to  purchase  the  Specified  Minimum
       Purchase Amounts of Product for any required period.

       5.3 Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or against the other Party procedures in bankruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or license to operate its business as presently conducted in any part of the Territory.

       5.4 This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 4.1 and 4.2 hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next 12-month period of the term.

       5.5 During the one-year period following termination of this Agreement, any inventory of Products held by Schein at the termination of this Agreement may be sold by Schein to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing Schein's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to Schein, including importation and shipping.

       5.6 The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 4.7, 5.5, 6, 7 and 14 and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of one (1) year.

  Article 6.     Trademarks

       6.1 All Carrington Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products and of the goodwill associated therewith, are the sole and exclusive property of Carrington and/or its
  affiliates.    The  Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants Schein permission to use the Trademarks for the limited purpose of performing its obligations
  under  this  Agreement.    Carrington  may,  in its sole discretion after
  consultation with Schein, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and Schein shall be obligated to do the same.

       6.2 Mutually agreed upon Carrington's Trademarks shall appear on all Product packaging, labels, and inserts and other materials which Schein uses for the marketing of the Products. Carrington retains the right to review and approve all intended uses of the Trademark in any packaging, inserts, labels, or promotional or other materials relating to the Products prior to Schein's actual use thereof.

       6.3 Schein agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign "[R]" or the sign "[TM]". Schein may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, Schein may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

       6.4 In the event of any infringement of, or threatened or presumed infringement of, or challenge to Schein's use of any Trademark or of any Carrington's trademark, Schein is obligated to notify Carrington immediately. Carrington shall investigate any alleged violation and, if necessary, shall take the appropriate legal action to resolve the issue and to prevent other competitors from infringing on said intellectual property rights within the Territory. Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

       6.5 In the event of the termination of this Agreement for any reason, Schein's right to use the Trademarks shall cease after two years or at such time as Schein's inventory of Products has been sold whichever is later. Schein shall, as soon as it is reasonably possible after the two (2) year, remove all Trademarks which appear on or about the premises of the office(s) of Schein and any of the advertising of Schein used in connection with the Products.

       6.6 In the event of a breach or threatened breach by Schein of the provisions of this Article 6, Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 6, including the recovery of damages from Schein.

       6.7 Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall be also defined as "Trademark" for purposes of this Agreement) owned by Carrington or to be transferred from Schein to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used, provided it is not confusingly similar to a Trademark owned by Schein in the Territory.

       6.8 Nothing contained in this Agreement shall be construed as giving Schein the right to use the Trademark outside the Territory or for any other product than the Products.

  Article 7.     Confidential Information

       7.1 Both Parties recognize and acknowledge that each will have access to confidential information and trade secrets, including "Know-how", of the other and other entities doing business with each Party relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of each Party and/or other entities doing business with each
  Party. Other than as is necessary to perform the terms of this Agreement, neither Party shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of the other. In the event of a breach or threatened breach by either Party of the provisions of this Article 7, each Party shall be entitled to an injunction restraining the other from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting either Party from pursuing other remedies available to it for such breach or threatened breach of this Article 7, including the recovery of damages from the other. The above does not apply to information or material that was known to the public or generally available to the public prior to the date it was received by either Party.

       7.2 Schein shall not disclose any of the terms of this Agreement without the prior written consent of Carrington.

  Article 8.     Force Majeure

       8.1 Neither Schein nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), nor shall Schein's or Carrington's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party's obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, then the other Party shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties reward of interests.

       8.2 The Parties agree that any obligation to pay money is never excused by Force Majeure.

  Article 9.     Amendment

       9.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

  Article 10.    Entire Agreement

       10.1 This Agreement represents the entire Agreement between the Parties and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

       10.2 Should any provision of this Agreement be rendered invalid or unenforceable, it shall not affect the validity or enforceability of the remainder.

  Article 11.    Assignment

       11.1 Neither this Agreement nor any of the rights or obligations of Schein hereunder shall be transferred or assigned by Schein without the prior written consent of Carrington, executed by a duly authorized officer of Carrington.

  Article 12.    Governing Law

       12.1 It is expressly agreed that the validity, performance and construction of this Agreement shall be governed by the laws and jurisdiction of Texas.

  Article 13.    Notices

       13.1 Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

       (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to Schein (Fax No. 972-714-5009).

       (b)  Schein  at:  Henry  Schein  U.K.  Holdings,  Ltd.  , Attention:
            _______________, or at such other address as Schein shall have theretofore furnished in writing to Carrington. (Fax No.____________)

  Article 14.    Waiver

       14.1 Neither Schein's nor Carrington's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither Schein's nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previous action by either Party.

  Article 15.    Arbitration

       15.1 Except as expressly provided otherwise herein, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held at the location of the non-instituting Party in the English language and shall be governed by the rules of the International Chamber of Commerce (the "ICC") as amended from time to time. Any procedural rule not determined under the rules of the ICC shall be determined by the laws of Switzerland, other than those laws that would refer the matter to another jurisdiction.

            A  single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties cannot reach agreement on an arbitrator within forty-five (45) days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ICC, who shall appoint an independent arbitrator who does not have any financial or conflicting interest in the dispute, controversy or claim. If the ICC is unable to appoint, or fails to appoint, an arbitrator within ninety (90) days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each Party within the thirty (30) days of being required to do so, and the third promptly selected by the two arbitrators selected by the Parties.

            The arbitrators shall announce the award and the reasons therefor in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the Parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the Parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the ICC (if any) shall be divided equally among the Parties to the arbitration.

  Article 16     Interpretation

       16.1 The language of this Agreement is English. No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

       16.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

       16.3 Where appropriate, the terms defined in Article 1 and denoting a singular number only shall include the plural and vice versa.

       16.4 References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

  Article 17.    Exhibits

       17.1 Any and all exhibits referred to herein shall be considered an integral part of this Agreement.

  Article 18.    No Inconsistent Actions

       18.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 4.7 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

  Article 19.    Currency of Account

       19.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by Schein to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or (ii) in the form of a bank cashier's check payable to the order of Carrington.

  Article 20.    Binding Effect

       20.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year below.

                             CARRINGTON LABORATORIES, INC.
                             By:

                             Name:    Carlton E. Turner, Ph.D., D.Sc.
                             Title:   President & CEO
                             Date:    February 4, 1998

                             CARRINGTON LABORATORIES BELGIUM N.V.



                             By:
                             Name:    Carlton E. Turner, Ph.D., D.Sc.
                             Title:   President & CEO
                             Date:    February 4, 1998

                             HENRY SCHEIN, U.K. HOLDINGS, LTD.



                             By:
                             Name:    Norman Freedman
                             Title:   Director
                             Date:    February 3, 1998

  EXHIBIT A
  HENRY SCHEIN U.K. HOLDINGS, LTD.
  CONTRACT PRICE



   NUMBER   PRODUCT                                 PRICE

   500144   Carrington[TM] Patch (6 patches per       $.75/sleeve
            sleeve)